Exhibit 10.2

CLASS E UNIT PURCHASE AGREEMENT

THIS CLASS E UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of April 16, 2004 (the “Effective Date”), is entered into between NSP Holdings L.L.C., a Delaware limited liability company (the “LLC”), and David F. Myers, Jr. (“Executive”).

The LLC and Executive desire to enter into this agreement relating to Executive’s purchase of certain securities of the LLC.

The parties hereto agree as follows:

1.                                       Purchase of Class E Units.

(a)                                  On the date hereof, Executive shall make a capital contribution to the LLC in the amount of $342.86 (the “Class E Capital Contribution”) in exchange for, and the LLC shall issue to Executive 342.8571 Class E Units of the LLC.  Except as otherwise specified in the LLC Agreement, Executive shall make his Class E Capital Contribution to the LLC by delivery to the LLC of a certified check or cashier’s check, or by wire transfer of immediately available funds to an account designated by the LLC, in an aggregate amount equal to the Class E Capital Contribution.  The Executive Units issued to Executive hereunder are subject to vesting pursuant to Section 2 of this Agreement.

(b)                                 Within 30 days after the date hereof, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder with respect to the Executive Units being acquired hereunder.

(c)                                  In connection with the purchase and sale of the Executive Units hereunder, Executive represents and warrants to the LLC that:

(i)                                     The Executive Units owned by Executive and subject to this Agreement are being acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)                                  Executive is an executive officer of the LLC and/or one or more of its Subsidiaries, and Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Units.

(iii)                               Executive is an “accredited investor” as defined under Regulation D promulgated under the Securities Act.

(iv)                              Executive is able to bear the economic risk of the investment in the Executive Units for an indefinite period of time because the Executive Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(v)                                 Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the restrictions being placed on the Executive Units and has had full access to such other information concerning the LLC and its Subsidiaries as Executive has requested.

(vi)                              Executive has been given the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement, fully understands the terms and conditions contained herein and intends for such terms to be binding and enforceable upon Executive.

(vii)                           This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(viii)                        Executive has been given the opportunity to consult with an independent tax advisor regarding the income tax consequences of acquiring and holding the Executive Units and is not relying upon any tax advice provided by the LLC or Kirkland & Ellis LLP, including any advice relating the fair market value of the Executive Units.

(ix)                                Executive is a resident of the State of Illinois.

(d)                                 As an inducement to the LLC to enter into this Agreement, and as a condition thereto, Executive acknowledges and agrees that none of the execution and delivery of this Agreement, the issuance of the Executive Units to Executive, or Executive’s status as a holder of Executive Units shall

(i)                                     entitle Executive to remain in the employment of the LLC and its Subsidiaries or affect the right of the LLC or its Subsidiaries to terminate Executive’s employment at any time and for any reason; or

(ii)                                  impose upon the LLC any duty or obligation to disclose to Executive, or create in Executive any right to be advised of, any material information regarding the LLC and its Subsidiaries at any time.

2.                                       Vesting.

(a)                                  Except as otherwise provided in this Section 2 below and subject to Section 3 below, the Class E Units shall become immediately vested as to 12.50% of the original number of Class E Units acquired by Executive pursuant to Section 1(a) and as to an additional 6.25% of the original number of Class E Units acquired by Executive to Section 1(a) at the end of each calendar quarter (with the calendar quarter ending June 30, 2004 being the next vesting date), if (but only if), as of each such date, Executive is still employed by the LLC or any of its Subsidiaries.

(b)                                 If, prior to the date on which all Class E Units acquired by Executive pursuant to Section 1(a) have become vested pursuant to Section 2(a) hereof, Executive ceases to be employed by LLC or its Subsidiaries on any date other than the last day of any calendar quarter, the cumulative percentage of unvested Class E Units to become vested with respect to the calendar quarter during which such termination occurs shall be equal to (i) 6.25% multiplied by (ii) the quotient determined by dividing the number of days elapsed during such quarterly period prior to such termination by the total number of days of calendar quarter.  Subject to Section 2(c), all vesting with respect to any remaining Unvested Units shall immediately and forever cease.

(c)                                  Notwithstanding anything to be contrary herein, immediately prior to the occurrence of a Liquidity Event, all Class E Units acquired by Executive pursuant to Section 1(a) which have not yet become vested shall become vested at the time of such occurrence.  In addition, if Executive’s employment with the LLC and its Subsidiaries is terminated by the LLC and its Subsidiaries without Cause and such termination is not in connection with a Liquidity Event, then, for purposes of this Section 2 (with it being understood that if Executive is terminated without Cause in connection with the Liquidity Event, the vesting rules of the immediately foregoing sentence apply), Executive shall be entitled to an additional six calendar quarters of vesting with respect to his Class E Units, with such additional vesting to be given immediate effect on the date of termination of Executive’s employment (i.e., if, on the date of termination, Executive is vested with respect to 25% of his Class E Units and Executive is terminated without Cause prior to (but not in connection with) a Liquidity Event, Executive shall be deemed vested as of the date of termination with respect to 62.5% of his Class E Units).  Subject to Section 3 below, Class E Units acquired by Executive pursuant to Section 1(a) which are considered vested, or have become vested pursuant to this Section 2 are referred to herein as “Vested Units,” and all other Class E Units acquired by Executive are referred to herein as “Unvested Units.”  Subject to the accelerated vesting provision set forth in this Section 3(c) with respect to a termination without Cause, in the event that Executive’s employment with the LLC or any of its Subsidiaries is terminated for any reason (including Executive’s resignation), all vesting with respect to the Unvested Units shall immediately and forever cease and Executive will forfeit completely any and all interest in the Unvested Units without any further action on the part of the LLC or Executive.

3.                                       Forfeiture.  If (i) Executive’s employment with the LLC and its Subsidiaries is terminated for Cause, (ii) a sale of equity securities to a Person that is not a unitholder of the LLC or an Affiliate of a unitholder of the LLC is consummated on or prior to June 30, 2004 in a transaction that does not constitute a Liquidity Event or (iii) Executive breaches any of the provisions of Sections 8.1 or 8.2 of the LLC Agreement (whether during the term of Executive’s employment with the LLC and its Subsidiaries or during the two year period following termination of Executive’s employment specified in Sections 8.1 and 8.2), Executive and each holder of Executive Units will forfeit completely all interest in the Executive Units (including Vested Units), and the holder(s) of such Executive Units will receive no consideration from the LLC or any of its Subsidiaries on account of such forfeiture.  In addition, if Executive’s employment with the LLC and its Subsidiaries is terminated for any other reason, Executive and each holder of Executive Units will forfeit completely all interest in the Unvested Units (after giving effect to the accelerated vesting rules in Section 2(c) above), and the holder(s) of such Unvested Units will receive no consideration from the LLC or any of its Subsidiaries on account of such forfeiture.  Forfeited Executive Units will revert automatically back to the LLC without any further action on the part of the LLC or Executive.  The terms of this Section 3 shall continue with respect to each Class E Unit following any Transfer thereof.

4.                                       Repurchase Option.

(a)                                  Right of Repurchase.  Subject to Section 3 hereof, in the event that Executive’s employment with the LLC and its Subsidiaries is terminated for any reason other than for Cause (the “Termination”), the Vested Units shall be subject to repurchase by the LLC.  The rights of the LLC pursuant to this Section 4 is referred to herein as the “Repurchase Option”.

(b)                                 Purchase Price.  The purchase price for all Vested Units in connection with the Termination shall be equal to the Fair Market Value thereof..

(c)                                  Repurchase by the LLC.  The LLC shall be entitled to exercise the Repurchase Option for all or any portion of the Vested Units (the “Available Securities”) by delivering written notice (the “Repurchase Notice”) to Executive within 150 days after the Termination Date.  The LLC Repurchase Notice shall set forth the number of Vested Units to be acquired from Executive, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction.

(d)                                 Repurchase Closing. The closing of the purchase of the Vested Units pursuant to the Repurchase Option shall take place on the date designated by the LLC in the LLC Repurchase Notice, which date shall be a business day not more than 60 days nor less than five days after the delivery of such notice.  Subject to Section 4(e), the LLC shall pay for the Vested Units to be purchased pursuant to the Repurchase Option by delivery of a cashier’s or certified check or wire transfer of funds.  The LLC shall be entitled to (x) receive from the transferor thereof representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances, authorization and/or capacity to sell such securities and that the agreement containing such representations and warranties is a valid and binding agreement, enforceable against such transferor in accordance with its terms, without violation of any agreement, contract or other provision to which such transferor is party and (y) require that signatures be guaranteed by a national bank or reputable securities broker.  Upon delivery of the LLC Repurchase Notice, the Vested Units to be repurchased shall automatically represent solely the right to receive the applicable repurchase price and such Vested Units shall no longer be deemed to be outstanding.  The Vested Units to be repurchased by the LLC shall first be satisfied to the extent possible from the Vested Units held by Executive at the time of delivery of the Repurchase Notice.  If the number of Vested Units then held by Executive is less than the amount of Vested Units the LLC has elected to purchase, the LLC shall purchase the remaining Vested Units elected to be purchased from the other holder(s) of Vested Units, pro rata according to the number of shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole units).  The number of Vested Units to be repurchased hereunder shall be allocated among Executive and the other holders of Vested Units (if any) pro rata according to the number of Vested Units to be purchased from such persons.

(e)                                  Certain Restrictions.  Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Vested Units by the LLC shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and in the LLC’s and its Subsidiaries debt and equity financing agreements (including any restricted payment covenant prohibiting direct or indirect distributions to the LLC in order to effectuate such repurchase) (each such restriction, a “Restrictive Covenant”).  If any such Restrictive Covenants prohibit the repurchase of Vested Units hereunder which the LLC is otherwise entitled or required to make, the time periods provided in this Section 4 with respect to the LLC’s repurchase shall be suspended, and the LLC may make such repurchases as soon as it is permitted to do so under such restrictions; provided, however, that the LLC must consummate such repurchases under Section 4 (whether in cash, subordinated note or combination thereof) within [270] days after the Termination Date.  In addition, if any such restrictions prohibit the repurchase of Vested Units hereunder with a cashier’s or certified check or wire transfer of funds, then to the extent permitted under the Restrictive Covenants, the LLC may make such repurchases with a two-year subordinated note bearing interest (payable at maturity) at a simple rate per annum equal to 10% (a “Subordinated Note”).  Any Subordinated Note issued by the LLC pursuant to this Section 4 shall be subject to any Restrictive Covenants and any subordination provisions required by the LLC’s lenders and shall be prepaid to the extent permitted by the LLC’s loan agreements and related documents with the LLC and its subsidiaries’ senior and subordinated lenders.

(f)                                    Termination of Repurchase Option. The Repurchase Option set forth in this Section 4 shall continue with respect to each Vested Unit following any Transfer thereof, provided that such Repurchase Option shall terminate effective immediately upon consummation of a Sale of the Company.

5.                                       Restrictions on Transfer.

(a)                                  LLC Agreement. The Class E Units are subject to the restrictions on Transfer set forth in the LLC Agreement.  Executive, as a holder of Class E Units, shall be entitled to all rights, options and benefits and subject to all obligations of a holder of Class E Units.

(b)                                 Legend. The certificates representing the Class E Units acquired by Executive hereunder shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON APRIL 16, 2004 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CLASS E UNIT PURCHASE AGREEMENT BETWEEN THE LLC AND DAVID F. MYERS, JR. DATED AS OF APRIL 16, 2004, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY

OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE LLC’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(c)                                  Opinion of Counsel. No holder of Executive Units may Transfer any Executive  Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the LLC an opinion of counsel (reasonably acceptable in form and substance to the board of managers of the LLC) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

(d)                                 Holdback Agreement.  Each holder of Executive Units agrees not to effect any public sale or distribution of any Executive Units or any securities convertible into or exchangeable or exercisable for any Executive  Units during the seven days prior to and the 180 days after the effectiveness of any underwritten Public Offering, except as part of such underwritten Public Offering, if otherwise permitted by the LLC or if Investors are subject to any lesser restriction (in which case such holders shall be subject only to such lesser restriction).

6.                                       Options and UARs.  Reference is hereby made to (i) that certain Option Agreement, dated October 2, 1998 (the “1998 Option Agreement”), between the LLC and Executive, pursuant to which Executive was granted certain options to purchase Common Units of the LLC, (ii) that certain Option Agreement, dated February 17, 2000 (the “2000 Option Agreement”), between the LLC and Executive, pursuant to which Executive was granted certain options to purchase Common Units of the LLC and (iii) that certain Unit Appreciation Rights Plan, dated February 17, 2000 (the “Unit Appreciation Rights Plan”), pursuant to which Executive was issued certain Appreciation Rights (as such term is defined in the Unit Appreciation Rights Plan).  The options issued to Executive pursuant to the 1998 Option Agreement and the 2000 Option Agreement and the Appreciation Rights issued to Executive pursuant to the Unit Appreciation Rights Plan are collectively referred to in this Section 6 as the “Incentive Interests.”  If, upon a Liquidity Event, the aggregate consideration to be paid to Executive in respect of his Incentive Interests (determined after reduction for any exercise price thereon) is less than $570,000 in the aggregate (the “Base Value”), then the parties hereto agree that the LLC shall pay to Executive an amount in cash equal to the Base Value less the gross amount paid in respect of such Incentive Interests and, in exchange therefore, all such Incentive Interests, and all of Executive’s right, title and interest therein, shall be automatically deemed terminated, cancelled and of no further force or effect, without any further action on the part of the LLC or Executive.  The amount payable (if any) to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal deductions and any other amounts required by law to be withheld.

7.                                       Survival. The provisions of this Agreement shall survive and continue in full force in accordance with their terms notwithstanding any termination of Executive’s employment with the LLC and its Subsidiaries.

8.                                       Definitions.

“Cause” has the meaning given to such term in the LLC Agreement.

“Class E Units” has the meaning given to such term in the LLC Agreement.

“Executive Units” means the Class E Units acquired by Executive hereunder, which Units shall continue to be Executive Units in the hands of any holder other than Executive (except for the LLC), and except as otherwise provided herein, each such other holder of Executive Units shall succeed to all rights and obligations attributable to Executive as a holder of Executive Units hereunder. Executive Units shall also include securities of the LLC issued with respect to Executive Units by way of a stock split, stock dividend, merger, consolidation or other recapitalization.

“Fair Market Value” has the meaning given to such term in the LLC Agreement.

“Freely Tradeable Securities” has the meaning given to such term in the LLC Agreement.

“Liquidity Event” means a Sale of the Company in which the aggregate consideration paid or available for distribution in respect of the LLC’s Units in the form of cash and/or Freely Tradeable Securities is not less than 66.67% of the aggregate Fair Market Value of the LLC’s Units implied by such transaction.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated as of February 26, 2004, entered into by and among the members of the LLC, as amended, restated, modified or waived from time to time in accordance with its terms.

“Original Cost” for each Class E Unit shall be equal to the amount of capital contributed with respect to such Class E Unit (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Public Offering” means any underwritten sale of the LLC’s common equity pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-l, S-2 or S-3 (or any successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common equity as consideration for a merger or acquisition, and (ii) any issuance of common equity or rights to acquire common equity to employees, officers, directors or other service providers of the LLC or its Subsidiaries as part of an incentive or compensation plan.

“Sale of the Company” has the meaning given to such term in the LLC Agreement; provided that, for the avoidance of doubt, the parties agree that a sale of the equity interests of Norcross and its Subsidiaries by the LLC shall be deemed a Sale of the Company.

“Securities Act” means the Securities Act of 1933, or any similar federal law then in force as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, or any similar federal law then in force as amended from time to time.

“Subsidiary” means any corporation of which the LLC owns securities having a majority of the ordinary voting power in electing the board of directors or similar governing body directly or through one or more subsidiaries.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof.  The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“Units” has the meaning given to such term in the LLC Agreement.

9.                                       Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid), or faxed, to the recipient at the address below indicated:

To the LLC:

NSP Holdings L.L.C.
2211 York Road, Suite 215
Oak Brook, Illinois 60523-1887
Attention:	Chief Executive Officer
Telecopy:	(630) 572-8518

with copies (which shall not constitute notice) to:

CIVC Partners
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Marcus Wedner
Telecopy: (312) 987-0763

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	William S. Kirsch, P.C.
Jeffrey Seifman
Telecopy:	(312) 861-2200

To Executive:

David F. Myers, Jr.

Telecopy:

or such other address or to the attention of such other person as the recipient parry shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, one business day after sent by reputable overnight courier service, five days after deposit in the U.S. mail or at such time as it is transmitted via facsimile, with receipt confirmed.

10.                                 General Provisions.

(a)                                  Expenses.  The LLC and Executive will each pay their own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the agreements contemplated hereby.

(b)                                 Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be void, and the LLC shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such Executive Units for any purpose.

(c)                                  Code Section 280G Approval.  The parties acknowledge that Executive’s right to acquire the Executive Units and to receive the payments described in Section 6 hereof was approved by persons holding more than 75% of the LLC’s voting power pursuant to an approval process intended to satisfy the requirements of Treasury Regulation Section 1.280G-1 Q&A 7.

(d)                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)                                  Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)                                    Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(g)                                 Remedies. Each of the parties to this Agreement shall be entitled to enforce his or its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the LLC and Executive.

(i)                                     Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                                     Assignment.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the LLC and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except as may relate to Executive Units in connection with a Transfer thereof permitted hereunder and under the LLC Agreement.

(k)                                  Arbitration. Except for suits seeking injunctive relief or specific performance, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  Each party shall bear its own expenses in any arbitration convened pursuant to this Section 10(k) and shall split evenly the costs of the arbitration.

(l)                                     Governing Law.  The provisions of this Agreement shall be construed in accordance with the internal laws, but not the law of conflicts, of the State of Delaware.

*     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

NSP HOLDINGS, L.L.C.

By:	/s/ Robert A. Peterson

Its:	President and Chief Executive Officer

/s/ David F. Myers, Jr.
David F. Myers, Jr.